UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 20, 2019

EASTGROUP PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-07094	13-2711135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157

(Address of Principal Executive Offices, including zip code)

(601) 354-3555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	EGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 20, 2019, EastGroup Properties, Inc. (the “Company”) filed a prospectus supplement (the “Prospectus Supplement”) with the Securities and Exchange Commission (the “SEC”) in connection with the establishment of a new “continuous equity” offering program pursuant to which the Company may sell shares of its common stock having an aggregate offering price of up to $750.0 million (the “Shares”) from time to time in “at-the-market” offerings or certain other transactions (collectively, the “Offering”). The Offering is intended to replace the Company’s existing continuous equity offering program pursuant to the prospectus supplement filed by the Company with the SEC on March 6, 2017, as superseded by the prospectus supplement filed by the Company with the SEC on February 15, 2018.

The Offering will occur pursuant to the sales agency financing agreements (each, a “Sales Agreement” and together, the “Sales Agreements”) entered into by and between the Company and each of BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, Raymond James & Associates, Inc., Regions Securities LLC and Wells Fargo Securities, LLC as agents for the offer and sale of the Shares (individually, an “Agent” and together, the “Agents”). The Sales Agreements have a term expiring upon the sale of all the Shares and provide that the Company will pay each of the Agents a commission which in each case shall not be more than 2.0% of the gross sales price of all Shares sold through it as the agent under the applicable Sales Agreement.

Sales of the Shares, if any, may be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in negotiated transactions or by any other method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including block transactions or sales made to or through a market maker other than on an exchange, at prices related to prevailing market prices or at negotiated prices. The Company may sell the Shares in amounts and at times to be determined by the Company from time to time, but has no obligation to sell any of the Shares in the Offering, and may at any time suspend solicitation and offers under the Sales Agreements. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, determinations by the Company of the optimal source of funding for the Company and potential uses of the funding available to the Company. The Company intends to use the net proceeds of the Offering for general corporate purposes, which may include working capital and the payment of costs of acquisition or development of industrial properties.

The Shares will be issued pursuant to the Prospectus Supplement and the Company’s automatic shelf registration statement on Form S-3 (File No. 333-235639) filed with the SEC on December 20, 2019. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The form of Sales Agreement is filed as Exhibit 1.1 to this Current Report. The description of the Sales Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Sales Agreement filed herewith as an exhibit to the Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Form of Sales Agency Financing Agreement

5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTGROUP PROPERTIES, INC.

Date: December 20, 2019	By:	/s/ Brent W. Wood
	Name:	Brent W. Wood
	Title:	Executive Vice President, Chief Financial Officer and Treasurer